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                                                                    EXHIBIT 23.1


                          COAST DENTAL SERVICES, INC.


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement (No. 333-25991) of Coast Dental Services, Inc. on Form S-8 of our report dated February 19, 1999 (except for the fifth paragraph of Note 12 as to which the date is March 25, 1999), appearing in the Annual Report on Form 10-K of Coast Dental Services, Inc. for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP

Tampa, Florida
March 31, 1999